Exhibit 99.1

BED BATH & BEYOND INC. CONTINUES FAST-PACED TRANSFORMATION

WITH DEFINITIVE AGREEMENT TO SELL COST PLUS WORLD MARKET

COMPANY STRENGTHENS CAPITAL RETURN TO SHAREHOLDERS

Announces Approval of New $150 Million Accelerated Share Repurchase Program

Additive to Current $225 Million Accelerated Share Repurchase Program

Total Share Repurchase Program Increases from up to $675 Million to up to $825 Million

UNION, New Jersey, December 14, 2020 — Bed Bath & Beyond Inc. (Nasdaq: BBBY) today announced that it has entered into a definitive agreement to sell its remaining non-core banner Cost Plus World Market (CPWM) to Kingswood Capital Management, a Los Angeles-based private equity firm.

Additionally, the Company approved a new $150 million accelerated share repurchase program (ASR), subject to market conditions, which will be in addition to the $225 million ASR announced on October 28, 2020. Both ASR programs are expected to be completed by no later than the end of the Company’s fiscal year on February 27, 2021. The Company has also expanded its total share repurchase program from up to $675 million to up to $825 million over the next three years by approving the new ASR program.

Mark Tritton, Bed Bath & Beyond’s President & Chief Executive Officer, said, “We’ve taken deliberate steps throughout the year to streamline our portfolio and fortify our strategic focus in Home, Baby and Beauty & Wellness, and today’s announcement represents the conclusion of this work. In all, we have unlocked significant value from the divestiture of 5 business concepts this year, and we have also meaningfully reduced our lease liability and overall debt. These actions provide greater financial flexibility to support our digital first, omni-always transformation and our commitment to deliver sustainable total shareholder return.”

Tritton added, “We are pleased to announce the approval of a second ASR program which reinforces our capital allocation principles to drive shareholder value creation and reflects a strong liquidity position and confidence in our strategic growth plan.”

Continues Fast-Paced Transformation with Definitive Agreement to Sell Cost Plus World Market

The Company has entered into a definitive agreement to sell CPWM to Kingswood Capital Management, a Los Angeles-based private equity firm. The purchase agreement includes 243 brick-and-mortar locations, the CPWM digital business, 2 distribution facilities and a corporate office located in Alameda, California, and it is expected that CPWM will continue to operate as a stand-alone retail brand. The transaction is anticipated to close prior to Bed Bath & Beyond’s fiscal year end in February 2021, and is subject to customary closing conditions, including, among others, the expiration or termination of the applicable waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976. Both companies have agreed to a transition service agreement following the close of the transaction to help ensure business continuity. Advisors to Bed Bath & Beyond on this transaction included B. Riley Securities Inc. and Bryan Cave.

Strengthening Capital Return to Shareholders

Bed Bath & Beyond has expanded its total share repurchase program from up to $675 million to up to $825 million over the next three years by approving a new ASR program to repurchase an aggregate of $150 million of Bed Bath & Beyond’s common stock, subject to market conditions. The new ASR program will be in addition to the $225 million ASR program announced on October 28, 2020. Both ASR programs, which will total $375 million, are expected to be completed by no later than the end of the Company’s fiscal year on February 27, 2021.

Bed Bath & Beyond is funding both ASR programs with existing cash resources primarily generated from the recent monetization of non-core assets.

Fiscal 2020 Third Quarter Earnings Release Date

Bed Bath & Beyond will report its fiscal 2020 third quarter financial results before the opening of the market on Thursday, January 7, 2021. The Company will host a conference call at 8:00 a.m. EDT that day with institutional investors and analysts to provide an overview of the Company’s performance for the quarter. The conference call may be accessed by dialing 1-888-424-8151, or if international, 1-847-585-4422, using conference ID number 8516932#. A live audio webcast of the conference call, along with the earnings press release, investor presentation and supplemental financial disclosures, will also be available on the investor relations section of the Company’s website at http://bedbathandbeyond.gcs-web.com/investor-relations. The webcast will be available for replay after the call.

About the Company

Bed Bath & Beyond Inc. and subsidiaries (the “Company”) is an omnichannel retailer that makes it easy for our customers to feel at home. The Company sells a wide assortment of merchandise in the Home, Baby, Beauty and Wellness markets. Additionally, the Company is a partner in a joint venture which operates retail stores in Mexico under the name Bed Bath & Beyond.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, the Company’s progress and anticipated progress towards its long-term objectives, plans with respect to potential asset sales, as well as more generally the status of its future liquidity and financial condition. Many of these forward-looking statements can be identified by use of words such as may, will, expect, anticipate, approximate, estimate, assume, continue, model, project, plan, goal, and similar words and phrases, although the absence of those words does not necessarily mean that statements are not forward-looking. The Company’s actual results and future financial condition may differ materially from those expressed in any such forward-looking statements as a result of many factors. Such factors include, without limitation: general economic conditions including the housing market, a challenging overall macroeconomic environment and related changes in the retailing environment; risks associated with COVID-19 and the governmental responses to it, including its impacts across the Company’s businesses on demand and operations, as well as on the operations of the Company’s suppliers and other business partners, and the effectiveness of the Company’s actions taken in response to these risks; consumer preferences, spending habits and adoption of new technologies; demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by the Company; civil disturbances and terrorist acts; unusual weather patterns and natural disasters; competition from existing and potential competitors across all channels; pricing pressures; liquidity; the ability to achieve anticipated cost savings, and to not exceed anticipated costs, associated with organizational changes and investments, including the Company’s strategic restructuring program; the ability to attract and retain qualified employees in all areas of the organization; the cost of labor, merchandise and other costs and expenses; potential supply chain disruption due to trade restrictions, and other factors such as natural disasters, pandemics, including the COVID-19 pandemic, political instability, labor disturbances, product recalls, financial or operational instability of suppliers or carriers, and other items; the ability to find suitable locations at acceptable occupancy costs and other terms to support the Company’s plans for new stores; the ability to establish and profitably maintain the appropriate mix of digital and physical presence in the markets it serves; the ability to assess and implement technologies in support of the Company’s development of its omnichannel capabilities; the ability to effectively and timely adjust the Company’s plans in the face of the rapidly changing retail and economic environment, including in response to the COVID-19 pandemic; uncertainty in financial markets; volatility in the price of the Company’s common stock and its effect, and the effect of other factors, including the COVID-19 pandemic, on the Company’s capital allocation strategy; risks associated with the ability to achieve a successful outcome for its business concepts and to otherwise achieve its business strategies; the impact of intangible asset and other impairments; disruptions to the Company’s information technology systems including but not limited to security breaches of systems protecting consumer and employee information or other types of cybercrimes or cybersecurity attacks; reputational risk arising from challenges to the Company’s or a third party product or service supplier’s compliance with various laws, regulations or standards, including those related to labor, health, safety, privacy or the environment; reputational risk arising from third-party merchandise or service vendor performance in direct home delivery or assembly of product for customers; changes to statutory, regulatory and legal requirements, including without limitation proposed changes affecting international trade; changes to, or new, tax laws or interpretation of existing tax laws; new, or developments in existing, litigation, claims or assessments; changes to, or new, accounting standards; foreign currency exchange rate fluctuations; and the other factors summarized in the Company’s reports filed with the U.S. Securities and Exchange Commission. The Company does not undertake any obligation to update its forward-looking statements.

CONTACTS:

INVESTOR CONTACT: Janet M. Barth, (908) 613-5820 OR IR@bedbath.com

MEDIA CONTACT: Dominic Pendry, (908) 855-4202 or dominic.pendry@bedbath.com